Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-207671) pertaining to the Hewlett Packard Enterprise Company 2015 Stock Incentive Plan and the Hewlett Packard Enterprise Company 2015 Employee Stock Purchase Plan,
(2) Registration Statement (Form S-8 No. 333-207679) pertaining to the Hewlett Packard Enterprise Executive Deferred Compensation Plan and the Hewlett Packard Enterprise Grandfathered Executive Deferred Compensation Plan,
(3) Registration Statement (Form S-8 No. 333-207680) pertaining to the Hewlett Packard Enterprise 401(k) Plan,
(4) Registration Statement (Form S-8 No. 333-214845) pertaining to the Silicon Graphics International Corp. 2005 Equity Incentive Plan, 2005 Non-Employee Directors' Stock Options Plan, 2006 New Recruit Equity Incentive Plan, and the 2014 Omnibus Incentive Plan,
(5) Registration Statement (Form S-4 No. 333-214570) of Hewlett Packard Enterprise Company,
(6) Registration Statement (Form S-8 No. 333-216481) pertaining to the Niara, Inc. 2013 Equity Incentive Plan,
(7) Registration Statement (Form S-8 No. 333-217152) pertaining to the Hewlett Packard Enterprise Company 2015 Stock Incentive Plan, Silicon Graphics International Corp. 2014 Omnibus Incentive Plan, as amended, Silicon Graphics International Corp. 2006 New Recruit Equity Incentive Plan, as amended and restated, Silicon Graphics International Corp. 2005 Equity Incentive Plan, as amended, Silicon Graphics International Corp. 2005 Non-Employee Directors’ Stock Option Plan, and Niara, Inc. 2013 Equity Incentive Plan,
(8) Registration Statement (Form S-8 No. 333-217349) pertaining to the Nimble Storage, Inc. 2008 Equity Incentive Plan, as amended, and Nimble Storage, Inc. 2013 Equity Incentive Plan, as amended and restated,
(9) Registration Statement (Form S-8 No. 333-217438) pertaining to the Simplivity Corporation 2009 Stock Plan, and
(10) Registration Statement (Form S-8 No. 333-221254) pertaining to the Cloud Technology Partners, Inc. 2011 Equity Incentive Plan, as amended, of our reports dated December 15, 2017, with respect to the consolidated and combined financial statements of Hewlett Packard Enterprise Company and the effectiveness of internal control over financial reporting of Hewlett Packard Enterprise Company, included in this Annual Report (Form 10-K) for the year ended October 31, 2017.

/s/ Ernst & Young LLP
San Jose, California
December 15, 2017